Exhibit 99.1

ADVANCED BIOTHERAPY, INC. SETS RECORD DATE
FOR RIGHTS OFFERING

CHICAGO, Illinois, May 25, 2007—Advanced Biotherapy, Inc. today announced that it is setting June 5, 2007, as the record date for its rights offering. Only holders of record of the Company’s stock as of the close of business on the record date will be eligible to participate in the rights offering. Generally, stock transactions settle on the third day following the date of the transaction, so the last day to purchase the Company’s common stock to be a stockholder of record and qualify for the rights offering will be Friday, June 1, 2007. The Company has decided to hold the rights offering open until 5:00 p.m. on Thursday, July 12, 2007 (unless extended), after which the rights will expire.

The rights offering is being made to offer the Company’s common stockholders an opportunity to purchase shares of its common stock at the same price per share paid by Richard P. Kiphart, Christopher W. Capps, and other members of the board of directors in the $6.5 million capital raise completed in October 2006, which proceeds have been used for working capital and to recapitalize the Company’s balance sheet. In addition, the Company views the rights offering as a cost-effective manner to raise additional capital for working capital and the acquisition of a revenue-generating business.

The Company will distribute, at no charge, to each holder of its common stock of record as of June 5, 2007, ten non-transferable subscription rights for each share of common stock owned. Each subscription right will allow the holder to purchase one share of the Company’s common stock at a price of $0.015 per share. Stockholders who elect to exercise their basic subscription privilege in full may also subscribe for additional shares of Advanced Biotherapy common stock at $0.015 per share under their respective over-subscription privileges to the extent that other rights holders do not exercise their basic subscription privileges in full. Richard P. Kiphart and certain other directors have all waived their rights to receive subscription rights in the rights offering in order to maximize the number of shares available for purchase by other stockholders. The total number of shares available in the rights offering is 874,812,750.

Stockholders who reside in the State of Ohio will not be eligible to participate in the rights offering, and residents of the State of Idaho may not be eligible to participate pending review of the offering by the State of Idaho.

The Company also has registered approximately 35,839,000 shares for sale by certain selling stockholders who acquired, directly or indirectly, shares of common stock upon the conversion or exchange of Company debt in August 2006, which selling stockholders exclude Richard P. Kiphart and the other directors who purchased new shares in October 2006.

A copy of the preliminary prospectus relating to the rights offering and the selling stockholders’ shares is available at the SEC website, www.sec.gov, in the Company’s registration statement on Form SB-2 (Registration No. 333-140444) which was filed with the Securities and Exchange Commission on May 24, 2007.

Additional information regarding the rights offering and the selling stockholders’ shares will be mailed to stockholders on or about June 12, 2007, and a copy of the final prospectus for the rights offering also will be available after the rights offering commences from Georgeson Inc. at (866) 785-7394, 17 State Street, 10th Floor, New York, New York 10004.

This announcement shall not constitute an offer to sell or a solicitation of any offer to buy these securities.

About Advanced Biotherapy, Inc.

The Company has demonstrated the effectiveness of its anticytokine therapy strategy by conducting investigational clinical trials treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions. The Company has a patent portfolio including 7 issued patents. The Company is headquartered in Chicago, Illinois, and its stock is traded on the OTC Bulletin Board under the symbol ADVB.

Forward-Looking Statements

Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as “anticipate,” “could,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “may,” “assume,” “and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. These risks and uncertainties that may affect the Company and its results or expectations are referenced in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, or as may be described in the Company’s subsequent SEC filings. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Except as required under federal securities laws and the rules and regulations of the SEC, we do not intend to update publicly any forward-looking statements to reflect actual results or changes in other factors affecting such forward-looking statements.

Contact:
Advanced Biotherapy, Inc.
Christopher W. Capps - (312) 427-1912

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